UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 29, 2011

WEST BANCORPORATION, INC.
(Exact Name of Registrant as Specified in its Charter)

Iowa	0-49677	42-1230603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 22nd Street, West Des Moines, Iowa 50266
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  (515) 222-2300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 29, 2011, West Bancorporation, Inc. (the “Company”) entered into a letter agreement (the “Letter Agreement”), with the United States Department of the Treasury (“Treasury”).  Pursuant to the Letter Agreement, the Company redeemed all 36,000 shares of its Series A Preferred Stock issued to Treasury on December 31, 2008, under the Capital Purchase Program of the Emergency Economic Stabilization Act of 2008 (the "Preferred Stock").  The Company paid $36,220,000 to Treasury on June 29, 2011, to redeem the Preferred Stock, which included $220,000 of accrued and unpaid dividends. Treasury also holds a warrant to purchase 474,100 of the Company's common shares at $11.39. Under the terms of the Letter Agreement, if the Company does not provide notice of intent to repurchase the warrant by July 14, 2011, Treasury will be deemed to have provided the Company notice of its intention to sell the warrant. The Company intends to deliver a timely notice of intent to repurchase and, thereafter, pursue the Treasury process for determining the fair market value of the warrant. If the Company and the Treasury can agree on an acceptable fair market value of the warrant, the Company will repurchase and cancel the warrant. A copy of the Letter Agreement is attached as Exhibit 10.1 to this Report and incorporated herein by reference.

Item 8.01 Other Events

On June 29, 2011, West Bancorporation, Inc. issued a press release announcing that it has redeemed all of its preferred stock issued to the United States Department of the Treasury under the Capital Purchase Program ("TARP"). See Exhibit 99.1 attached.

The preferred stock that the Company redeemed for $36 million had a carrying value of $34.75 million ($36 million net of a $1.25 million unaccreted discount) on the Company's balance sheet. As a result of the redemption, the Company will accelerate accretion of the $1.25 million discount and record a reduction in retained earnings. Additionally, the reduction will be treated as a charge against net income available for common shareholders in the results of the operations for the second quarter of 2011 in a manner consistent with that for preferred dividends. This adjustment will reduce second quarter net earnings available for common shareholders by slightly more than 7 cents per share.

Item 9.01 Financial Statements and Exhibits

Exhibit 10.1: Letter Agreement
Exhibit 99.1: Press Release of West Bancorporation, Inc. dated June 29, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

West Bancorporation, Inc.

June 29, 2011	By:	/s/ Douglas R. Gulling
Name: Douglas R. Gulling
Title: Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Letter Agreement
99.1	Press Release of West Bank dated June 29, 2011.